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                                                                  EXHIBIT 3.1.16

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                           SCI SYSTEMS (ALABAMA), INC.

                                       1.

         The name of the Corporation is SCI Systems (Alabama), Inc.

                                       2.

         The Corporation hereby amends Article 1 of its Articles of Incorporation by deleting Article 1 in its entirety and inserting in lieu thereof a new Article 1 as follows:

                  "1. The name of the Corporation is "Sanmina-SCI Systems (Alabama) Inc."

                                       3.

         These Articles of Amendment were approved by the Sole Shareholder and the Board of Directors of the Corporation by joint unanimous written consent action dated August 1, 2002, in accordance with the provisions of Section 10-2B-10.03 of the Alabama Business Corporation Act. The number of shares outstanding and entitled to vote at the time the Articles of Amendment were approved was 50,000. All outstanding shares were voted to approve the Articles of Amendment.

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed by its duly authorized officer this 1st day of August, 2002.

                                             SCI SYSTEMS (ALABAMA), INC.

                                             By: /s/ Michael M. Sullivan
                                                 ----------------------------
                                             Name: Michael M. Sullivan
                                             Title: Secretary

                                             THIS INSTRUMENT PREPARED BY

                                             Powell, Goldstein, Frazier & Murphy
                                             Jeannie Osborne
                                             Atlanta, GA